 POWER OF ATTORNEY

 For Executing Form3, 4 and 5

       Know all by these presents, that the undersigned hereby constitutes and appoints each of the Corporate Secretary and any Assistant Secretary of SunTrust Banks, Inc., signing singly, his true and lawful attorney in fact to:

       Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16a of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

       Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and or director of the SunTrust Bank's Inc., Form3, 4, and 5, and any amendments there to, in accordance with Section 16a of the Securities Exchange Act of 1934 and the rules thereunder;

       Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

       Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in his her discretion.

       The undersigned hereby grants to each such attorney in fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney in fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or his her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  This Power of Attorney shall remain in effect until revoked in writing and delivered to the Corporate Secretary.  The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of April, 2010.

                                            /s/ Thomas R. Watjen

                                            Thomas R. Watjen

                                            (Signature)